Exhibit 99.1

PENGUIN COMPUTING, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2017

PENGUIN COMPUTING, INC. AND SUBSIDIARY

Year Ended December 31, 2017

Table of Contents

Page

Independent Auditors’ Report	1-2

Consolidated Balance Sheet	3

Consolidated Statement of Income	4

Consolidated Statement of Changes in Stockholders’ Equity	5

Consolidated Statement of Cash Flows	6

Notes to Consolidated Financial Statements	7-28

INDEPENDENT AUDITORS’ REPORT

THE BOARD OF DIRECTORS AND STOCKHOLDERS

PENGUIN COMPUTING, INC. AND SUBSIDIARY

We have audited the accompanying consolidated financial statements of PENGUIN COMPUTING, INC. AND SUBSIDIARY, which comprise the consolidated balance sheet as of December 31, 2017, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the year then ended and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PENGUIN COMPUTING, INC. AND SUBSIDIARY as of December 31, 2017, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

SHEA LABAGH DOBBERSTEIN

Certified Public Accountants, Inc.

/s/ SHEA LABAGH DOBBERSTEIN

San Francisco, California

April 6, 2018

PENGUIN COMPUTING, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

December 31, 2017

ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$6,378,942
Accounts Receivable, Net	17,499,833
Inventories, Net	41,592,742
Deferred Tax Assets, Net	1,100,000
Prepaid Expenses and Other Current Assets	1,341,257

TOTAL CURRENT ASSETS	67,912,774

PROPERTY AND EQUIPMENT, NET	5,371,182

OTHER NONCURRENT ASSETS	30,000

TOTAL ASSETS	$73,313,956

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts Payable	$25,278,573
Accrued Expenses and Other Current Liabilities	3,692,754
Customer Deposits	863,703
Line of Credit	16,173,296
Current Portion of Deferred Revenue	5,448,820
Current Portion of Term Loan	1,666,519

TOTAL CURRENT LIABILITIES	53,123,665

LONG-TERM LIABILITIES
Deferred Revenue, Net of Current Portion	4,532,196
Term Loan, Net of Current Portion	2,133,333

TOTAL LONG-TERM LIABILITIES	6,665,529

TOTAL LIABILITIES	59,789,194

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Convertible Preferred Stock, $0.0005 Par Value;
11,000,000 Shares Authorized; 10,231,392 Shares Issued and Outstanding
(Aggregate Liquidation Preference of $30,438,952)	29,698,344
Common Stock, $0.0005 Par Value;
40,560,000 Shares Authorized; 1,512,366 Shares Issued and Outstanding	756
Additional Paid-In Capital	24,146,175
Accumulated Deficit	(40,320,513)

TOTAL STOCKHOLDERS’ EQUITY	13,524,762

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$73,313,956

See accompanying notes to consolidated financial statements.	Page 3

PENGUIN COMPUTING, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF INCOME

Year Ended December 31, 2017

NET REVENUES	$166,504,300

COST OF REVENUES	136,120,875

GROSS PROFIT	30,383,425

OPERATING EXPENSES
Research and Development	7,073,386
Sales and Marketing	12,837,970
General and Administrative	3,625,747

TOTAL OPERATING EXPENSES	23,537,103

INCOME FROM OPERATIONS	6,846,322

OTHER EXPENSE
Interest Expense, Net	799,143
Other Expense	71,200

TOTAL OTHER EXPENSE	870,343

INCOME BEFORE INCOME TAXES	5,975,979

PROVISION FOR INCOME TAXES	95,126

NET INCOME	$5,880,853

See accompanying notes to consolidated financial statements.	Page 4

PENGUIN COMPUTING, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

Year Ended December 31, 2017

	Convertible Preferred Stock		Common Stock				Total
					Additional	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Paid-In Capital	Deficit	Equity

BALANCE JANUARY 1, 2017	10,231,392	$29,698,344	1,484,230	$742	$24,078,196	$(46,201,366)	$7,575,916

Exercise of Stock Options	-	-	28,136	14	7,877	-	7,891

Compensation Expense Related to
Stock Options Granted to Employees	-	-	-	-	60,102	-	60,102

Net Income	-	-	-	-	-	5,880,853	5,880,853

BALANCE DECEMBER 31, 2017	10,231,392	$29,698,344	1,512,366	$756	$24,146,175	$(40,320,513)	$13,524,762

See accompanying notes to consolidated financial statements.	Page 5

PENGUIN COMPUTING, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

NET INCREASE IN CASH AND CASH EQUIVALENTS

Year Ended December 31, 2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$5,880,853
Adjustments to Reconcile Net Income to
Net Cash Used in Operating Activities:
Depreciation and Amortization	1,211,113
Provision for Doubtful Accounts	193,219
Provision for Obsolete Inventories	2,373,352
Provision for Warranty	396,613
Deferred Income Tax	(392,000)
Stock-Based Compensation Expense	60,102
Changes in Operating Assets and Liabilities:
Accounts Receivable	(11,552,161)
Inventories	(19,674,321)
Prepaid Expenses and Other Current Assets	58,514
Accounts Payable	16,767,198
Accrued Expenses and Other Current Liabilities	85,274
Customer Deposits	(1,460,438)
Deferred Revenue	5,680,683

NET CASH USED IN OPERATING ACTIVITIES	(371,999)

CASH FLOWS FROM INVESTING ACTIVITY
Purchases of Property and Equipment	(3,790,342)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on Line of Credit, Net	4,862,336
Payments on Capital Lease Obligations	(24,197)
Proceeds from Term Loan	4,000,000
Repayments of Term Loan	(200,148)
Proceeds from Issuance of Common Stock Upon Exercise of Options	7,891

NET CASH PROVIDED BY FINANCING ACTIVITIES	8,645,882

NET INCREASE IN CASH AND CASH EQUIVALENTS	4,483,541

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1,895,401

CASH AND CASH EQUIVALENTS, END OF YEAR	$6,378,942

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid During the Year for:
Interest	$762,127
Income Taxes	$547,724

NONCASH INVESTMENT AND FINANCING ACTIVITY
Accrued Liabilities related to Purchases of Property and Equipment	$217,441

See accompanying notes to consolidated financial statements.	Page 6

PENGUIN COMPUTING, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017

NOTE 1 – DESCRIPTION OF BUSINESS

Penguin Computing, Inc. (“Penguin”) was incorporated in California in 1999. In 2016, Penguin established a wholly owned subsidiary in the United Kingdom. References herein to the “Company” include Penguin and its subsidiary.  The Company develops, configures, assembles and sells highly scalable Linux high performance computing cluster systems (commonly known as “Supercomputers”), server systems and cluster management software based on open standard technologies designed to optimize clustering performance. The Company also provides professional services and support to help its customers in implementing, supporting and maintaining their Linux-based computer systems. Complementing Penguin Computing's hardware and software solutions is Penguin Computing on Demand, a public high performance computing cluster cloud that provides virtual supercomputing capabilities on-demand on a pay-as-you-go basis. The Company’s customers are located primarily in the United States of America and include government agencies, academic institutions and major corporations.

The Company’s operations may be adversely affected by business risks inherent to the technology industry, which include intense competition characterized by rapid technological advances in hardware, software and service offerings, and vendor and customer concentrations.  The Company’s operations may also be adversely affected by factors such as the ability to obtain sufficient financing, successfully execute growth strategies, implement cost efficiencies and attract and retain qualified management and technical personnel.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Presentation – The consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates – The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

PENGUIN COMPUTING, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Principles of Consolidation – The consolidated financial statements include the accounts of Penguin and its wholly owned subsidiary, Penguin Computing Limited, beginning from the date of its inception on July 19, 2016.  The subsidiary was established in the United Kingdom. It had no significant activity from the date of its inception through December 31, 2017.

Intercompany balances and transactions are eliminated upon consolidation.

Cash and Cash Equivalents – Cash and cash equivalents include highly liquid investments with original maturities of three months or less at the time of purchase.

Accounts Receivable – The Company extends credit to its customers and generally does not require collateral. Management performs ongoing credit evaluations of its customers and establishes an allowance for estimated losses to reduce accounts receivable to the amount management expects to collect. Historically, actual collections have been within management’s expectations. The allowance for doubtful accounts reflects management’s analysis of receivables and the probability of collecting those accounts.  Trade accounts receivable are charged against the allowance when the Company determines that payments will not be received.  The Company’s allowance for doubtful accounts was $82,060 as of December 31, 2017. For the year ended December 31, 2017, the Company recorded $193,219 as provision for doubtful accounts.

Concentrations – Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and accounts receivable. Substantially all of the Company’s cash at December 31, 2017 is on deposit with U.S. financial institutions. Such deposits at times exceed the federally insured limits. The Company has not experienced any losses on its deposits of cash.  For the year ended December 31, 2017, the Company’s top ten customers accounted for approximately 70% of net revenues.  During 2017, two customers accounted for approximately 24% of net revenues. At December 31, 2017, three customers accounted for approximately 62% of accounts receivable.  During 2017, the Company purchased approximately 50% of its component parts from three suppliers.  At December 31, 2017, two vendors accounted for approximately 58% of accounts payable.

PENGUIN COMPUTING, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventories – Inventories consist primarily of component parts. The Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2015-11, Inventory: Simplifying the Measurement of Inventory. Accordingly, beginning January 1, 2017, inventory is measured at the lower of average cost and net realizable value.  Prior to this date, inventory was measured at the lower of average cost or market. This change did not have a significant impact.  The Company provides an allowance for obsolete and slow moving inventory to reduce inventory to its estimated net realizable value.  The allowance reflects management’s analysis of inventory and the probability of selling the inventory. Inventory write-offs are charged against the allowance when the Company determines that the inventory is obsolete and no longer saleable. As of December 31, 2017, the allowance was $5,163,506. For the year ended December 31, 2017, the provision for obsolete inventory amounted to $2,373,352.

Property and Equipment – Property and equipment, including software, are stated at cost.  Depreciation is provided using the straight-line method over the estimated useful lives of the related assets, principally over three years for office, computer equipment, and software, and five years for furniture and fixtures. Leasehold improvements are depreciated over the shorter of their estimated useful life or the lease term.

Software Development Costs – Under the Software topic of the FASB Accounting Standards Codification (“ASC”), costs incurred subsequent to the attainment of technological feasibility are capitalized until the product is available for general release to customers, and then subsequently reported at the lower of amortized cost or net realizable value. Under this guidance, the Company has expensed all software development costs as research and development costs.

Long-Lived Assets – The Company evaluates the carrying value of long-lived assets, such as property and equipment, whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. An impairment loss is recognized when estimated undiscounted future cash flows expected to result from the use of the asset, including disposition, are less than the carrying value of the asset. The impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the assets in accordance with the Property, Plant, and Equipment topic of the FASB ASC.  No impairment of long-lived assets was recognized for the year ended December 31, 2017.

PENGUIN COMPUTING, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Customer Deposits – For new customers with limited credit history, the Company may require a deposit of the full or partial amount of the sale prior to shipping the product.  Customer deposits as of December 31, 2017 were $863,703.

Warranty Costs – The Company provides a standard warranty with the sale of its hardware products.  The term of the standard warranty is generally three years and provides for technical support, replacement parts and labor. In 2014, the Company started to provide extended warranty covering an additional two years.  Factors that affect warranty liability are the ongoing product failure rates, product return privileges and service delivery cost.  The warranty reserve was $822,034 as of December 31, 2017. Warranty expense for the year ended December 31, 2017 amounted to $396,613.

Income Taxes – The Company accounts for income taxes in accordance with the Income Taxes topic of the FASB ASC, which requires an asset and liability approach in accounting for income taxes. Under this method, the tax provision includes taxes currently due plus the net change in deferred tax assets and liabilities. Deferred tax assets and liabilities arise from the temporary differences between the tax basis of an asset or liability and its reported amount in the consolidated financial statements, as well as from net operating loss and tax credit carryforwards.  Deferred tax amounts are determined by using the tax rates expected to be in effect when the taxes will actually be paid or refund received, as provided for under currently enacted tax law. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. The Company accounts for uncertain income tax positions as prescribed by the Income Taxes topic of the FASB ASC.

PENGUIN COMPUTING, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition – The Company derives its revenues substantially from the sale of computer hardware. The remaining revenues consist of software licenses and services.  Service revenues include hardware maintenance and support, software maintenance and support, professional consulting services and subscriptions for access to the Company’s high performance computing environment.  These products and service offerings can be sold separately or as part of multiple-element arrangements.

Computer Hardware: For hardware only transactions, revenue is recognized in accordance with FASB ASC Topic 605, Revenue Recognition, which requires that revenue not be recognized until (1) persuasive evidence of an arrangement exists; (2) shipment has occurred and/or title has transferred; (3) the sales price is deemed fixed or determinable and free of contingencies or significant uncertainties; (4) collection of the resulting receivable is deemed probable; and (5) all significant obligations, contingencies and uncertainties have been resolved. Generally, this occurs at the time of shipment.

Revenue related to hardware sold with software or services is considered a multiple-element arrangement. The accounting for multiple-element arrangements is addressed below.

Software Licenses: The Company’s software license arrangements do not require significant modification or customization of the underlying software and, accordingly, the Company recognizes revenue for transactions including only software or software and other software related components under the provisions of FASB ASC Topic 985, Software.  Under these requirements, software license revenue for software only transactions is recognized when (1) persuasive evidence of an arrangement exists; (2) delivery of the software has occurred; (3) the arrangement fee is deemed fixed or determinable and free of contingencies or significant uncertainties; (4) collection of the resulting receivable is deemed probable; and (5) all significant obligations, contingencies and uncertainties have been resolved.

If a software license arrangement includes other software related components, e.g. software maintenance and support and other software-related services, the residual method of revenue recognition is used.  Under the residual method, the fair value of the undelivered elements, typically the service elements, is deferred and the remaining portion of the arrangement fee is allocated to the delivered elements, typically the software, and is recognized as revenue when the criteria for revenue recognition of those delivered elements has been met.

PENGUIN COMPUTING, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)

Software Licenses (Continued): The fair value of the undelivered elements is determined by “vendor specific objective evidence” (“VSOE”) which is based on the normal pricing for those services when sold separately.  The Company has a long sales history and has been able to establish VSOE based on consistent renewal rates for maintenance and support and consistent pricing for its software services. Software maintenance and support revenues are deferred and recognized over the contract period and revenue from other services is recognized when the service has been performed.

Service Revenue: Service revenue related to maintenance and support contracts is deferred and recognized over the contract term, typically from one to three years. Professional consulting services revenue is recognized as the services are performed. Subscription revenue for access to the Company’s high performance computing environment is recognized based on usage.

Multiple-Element Arrangements: The Company’s multiple-element arrangements typically include (1) hardware along with any combination of hardware related services and software licenses and software related services and (2) software licenses and software related services.  The Company accounts for multiple-element arrangements involving only software licenses and software related services in accordance with FASB ASC Topic 985, as described above. The Company recognizes revenue for all other multiple-element arrangements under the provisions of FASB ASC Topic 605, Revenue Recognition. The Company evaluates each deliverable in an arrangement to determine whether they represent separate units of accounting. The delivered item constitutes a separate unit of accounting when it has standalone value and there are no customer-negotiated refunds or return rights for the delivered elements.

PENGUIN COMPUTING, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)

Multiple-Element Arrangements (Continued): FASB ASC Topic 605 provides guidance on how the deliverables in an arrangement should be separated and requires an entity to allocate revenue using the relative selling price method. The standard establishes a hierarchy of evidence to determine the stand-alone selling price of a deliverable based on VSOE, third-party evidence (“TPE”), and the best estimate of selling price (“BESP”). If VSOE is available, it would be used to determine the selling price of a deliverable. If VSOE is not available, the entity would determine whether TPE is available. If so, TPE must be used to determine the selling price. If TPE is not available, then BESP would be used.

The Company allocates the revenue for multiple-element arrangements consisting of hardware and other hardware related elements to the separate elements based on BESP for the hardware and hardware maintenance and support and VSOE for the hardware related professional services. The Company uses BESP for the Company’s computer hardware products and hardware maintenance and support because VSOE and TPE of fair value have not been established due to the high degree of customization and pricing based on cost plus margin. The objective of BESP is to determine the price at which the Company would transact a sale if a product or service were sold on a stand-alone basis. The Company determines BESP for computer hardware and hardware support and maintenance services by considering multiple factors including profit objective and pricing practices.  VSOE of fair value for hardware professional services is based upon the normal pricing for those services when sold separately.

The Company allocates revenue for multiple-element arrangements consisting of both hardware and software elements to the separate elements of the transaction based on the relative fair value of each element (VSOE, TPE or BESP).  The evidence used for hardware elements is discussed above.  The Company uses BESP for software licenses and VSOE for software maintenance and support and professional services. The revenue related to the non-software elements is then recognized in accordance with FASB ASC 605 and the revenue related to the software elements is recognized in accordance with FASB ASC 985.

Shipping Costs – The cost of shipping and handling is charged to cost of revenues as incurred.

Research and Development – Research and development costs on hardware are expensed as incurred in accordance with the Research and Development topic of the FASB ASC.

Advertising Expense – Advertising expense is charged to operating expense as incurred.  Advertising expense for the year ended December 31, 2017 was $315,629.

PENGUIN COMPUTING, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Leases – Leases that substantially transfer the rights and obligations of ownership are accounted for as capital leases.  Such leased assets and related liabilities are recorded at amounts equal to the present value of the minimum lease payments at the inception of the lease.  Assets under capital leases are amortized ratably over the shorter of their related lease terms or their economic lives.  Interest expense relating to the lease obligation is recorded to result in a constant rate of interest over the terms of the leases.

Leases that do not meet the capital lease criteria are classified as operating leases. Rental expense for operating leases is determined on a straight-line basis over the term of the lease based on the total amount of rent to be paid over the term.  Accordingly, the impact of rent concessions, if any, is recognized over the lease term.

Stock-Based Compensation – The Company accounts for share-based payments, including grants of employee stock awards, in accordance with the Compensation – Stock Compensation topic of the FASB ASC, which requires the fair value of compensatory stock awards at grant date to be recognized as expense. Accordingly, the fair value of the estimated number of shares ultimately expected to vest is recognized as compensation expense on a straight-line basis over the requisite service period, which is typically the vesting period of each award. The fair value of stock-based awards was estimated using the Black-Scholes model.

Recent Accounting Pronouncements – In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. ASU No. 2014-09 provides comprehensive guidance on the recognition of revenue from customers arising from the transfer of goods and services.  The ASU also provides guidance on accounting for certain contract costs, and requires new disclosures.  Nonpublic entities must adopt this ASU for annual reporting periods beginning after December 15, 2018. ASU 2014-09 is required to be adopted either a) retrospectively to each prior reporting period presented or b) retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application.  Subsequent to the issuance of ASU 2014-09, the FASB has issued additional ASUs related to revenue recognition which provide further clarification on various matters. These ASUs become effective concurrently with ASU 2014-09. Management is currently evaluating the impact of adopting this guidance on the Company’s consolidated financial statements.

In November 2015, the FASB issued ASU 2015-17, Income Taxes: Balance Sheet Classification of Deferred Taxes, which requires entities with a classified balance sheet to present all deferred tax assets and liabilities as noncurrent. ASU 2015-17 may be applied either prospectively or retrospectively and is effective for annual periods beginning after December 15, 2017. Early adoption is permitted. Management is currently evaluating the impact of adopting this guidance on the Company’s consolidated financial statements.

PENGUIN COMPUTING, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued) – In February 2016, the FASB issued ASU 2016-02, Leases, which requires, among other things, lessees to recognize a right-of-use asset and a lease liability for virtually all of their leases (other than leases that meet the definition of a short-term lease).  The liability will be equal to the present value of lease payments.  The asset will be based on the liability, subject to adjustment, such as for initial direct costs.  For income statement purposes, the FASB retained the current dual model whereby leases are classified as either operating or finance.  Operating leases will result in straight-line expense while finance leases will result in a front-loaded expense pattern. This is similar to the current income statement treatment for leases. ASU 2016-02 is effective for nonpublic entities for annual reporting periods beginning after December 15, 2019, with early adoption permitted.  The new standard must be adopted using a modified retrospective transition, and provides for certain practical expedients.  Transition will require application of the new guidance at the beginning of the earliest comparative period presented.  Management is currently evaluating the impact of adopting this guidance on the Company’s consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.  This ASU is part of the FASB’s Simplification Initiative and involves amendments to several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows.  The amendments will be effective for the Company’s annual periods beginning after December 15, 2017. Early adoption is permitted. Transition methods vary depending on the aspect of accounting impacted. Management is currently evaluating the impact of adopting this guidance on the Company’s consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments, which adds or clarifies guidance on the classification of certain cash receipts and payments in the statement of cash flows.  ASU 2016-15 is effective for nonpublic entities for annual reporting periods beginning after December 15, 2018, with early adoption permitted. Upon adoption, the guidance in this ASU should be applied retrospectively to all periods presented. Management is currently evaluating the impact of adopting this guidance on the Company’s consolidated financial statements.

PENGUIN COMPUTING, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2017:

Office and Computer Equipment	$9,284,641
Software	94,789
Furniture and Fixtures	131,988
Leasehold Improvements	997,035

Property and Equipment, at Cost	10,508,453

Less: Accumulated Depreciation and Amortization	(5,137,271)

Property and Equipment, Net	$5,371,182

Depreciation and amortization expense, including depreciation of assets under capital lease, was $1,211,113 for the year ended December 31, 2017.

NOTE 4 – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following at December 31, 2017:

Wages, Bonuses and Payroll Taxes	$1,771,449
Sales, Use and Income Taxes Payable	740,146
Warranty Reserve	822,034
Deferred Rent	99,315
Other Accrued Expenses	259,810

Total Accrued Expenses and Other Current Liabilities	$3,692,754

PENGUIN COMPUTING, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017

NOTE 5 – BUSINESS FINANCING AGREEMENT

On September 1, 2016, the Company entered into a loan and security agreement with a new bank for borrowings and letters of credit up to a commitment amount of $10,000,000 plus an available increase of up to $5,000,000 as defined in the agreement. Loans may be made based on a borrowing base, which is the lesser of $15,000,000 or 85% of eligible accounts receivable and 85% of the appraised net orderly liquidation value of eligible inventory up to $7,000,000 for the first twelve months and $5,000,000 thereafter. Borrowings bear interest at the Prime Rate plus 1.00% which was 5.50% as of December 31, 2017. The agreement includes a fee for the unused commitment amount and a commitment fee for the letter of credit facility.  The agreement matures on May 31, 2019. Borrowings under this agreement are secured by all assets of the Company.  The new loan and security agreement requires the Company to comply with certain financial and reporting covenants. On August 22, 2017, the loan and security agreement was amended to increase the borrowing credit up to $20,000,000. For the year ended December 31, 2017, total fees paid to the lender for the amendments amounted to approximately $25,000.

The outstanding borrowings under the revolving line of credit agreement amounted to $16,173,296 as of December 31, 2017.  Interest expense in 2017 under these business financing agreements amounted to $657,069.

On March 27, 2017, the loan and security agreement was amended to provide for a term loan up to $4,000,000. The term loan bears interest at 1.5% plus the Prime Rate which was 6.0% as of December 31, 2017. The term loan matures on October 1, 2020. Principal payments plus all accrued interest are payable in thirty equal monthly installments beginning on the sixth month after a term loan advance is made. Borrowings from these facilities were collateralized by all assets of the Company.

As of December 31, 2017, the outstanding balance on this term loan payable amounted to $3,799,852. For the year ended December 31, 2017, total fees and interest paid to the lender for the term loan advance amounted to $20,000 and $142,697, respectively.

See Note 10 regarding subsequent events.

PENGUIN COMPUTING, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017

NOTE 6 – STOCKHOLDERS’ EQUITY

Authorized Capital Stock

As of December 31, 2017, the authorized number of shares of common and preferred stock was 40,560,000 and 11,000,000, respectively.  The par value of both shares of common and preferred stock is $0.0005 per share.

Convertible Preferred Stock

The authorized number of shares of convertible preferred stock was designated by series as follows at December 31, 2017:

Series A-3	630,000
Series B-3	560,000
Series C-3	600,000
Series D	7,550,000
Series E	1,660,000

Total	11,000,000

Certain information by series of convertible preferred stock at December 31, 2017 is as follows:

	Designated Shares	Shares Issued and Outstanding	Carrying Amount	Aggregate Liquidation Preference	Per Share Original Issue Price
Series A-3	630,000	416,374	$8,628,436	$8,598,123	$20.65
Series B-3	560,000	416,882	9,049,035	8,608,614	20.65
Series C-3	600,000	349,027	2,965,416	2,792,216	8.00
Series D	7,550,000	7,549,109	7,527,805	7,549,109	1.00
Series E	1,660,000	1,500,000	1,527,652	2,890,890	1.00

	11,000,000	10,231,392	$29,698,344	$30,438,952

As described below, the per share original issue prices are relevant in determining liquidation preferences and conversion rates and dividends of the preferred stock (except series E).  The per share original issue prices are subject to adjustment for any stock splits, stock dividends or distributions, recapitalizations and similar events.  The carrying amount of the convertible preferred stock at December 31, 2017 includes additional paid-in capital from the issuance of warrants and is net of issuance costs.

PENGUIN COMPUTING, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017

NOTE 6 – STOCKHOLDERS’ EQUITY (Continued)

Convertible Preferred Stock (Continued)

Dividends: From and after the date of the issuance of any shares of series E preferred stock, annual dividends at the rate of $0.15 per share shall accrue on such shares of series E (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or any other similar recapitalization with respect to the series E preferred stock).  The dividends shall accrue whether or not declared and shall be cumulative; provided, however, that except as defined in the articles of incorporation, such dividends shall be payable only when, as and if declared by the board of directors and the Company shall be under no obligation to pay such dividends. Total cumulative dividends on the series E preferred stock were approximately $1,390,890 at December 31, 2017 and are included in the aggregate liquidation preference amount of $2,890,890 above.

The holders of the series D, series C-3, series B-3, and series A-3 preferred stock (collectively, the “Junior Preferred”), shall be entitled to receive, when and as declared by the board of directors, dividends out of funds legally available therefore, prior and in preference to any declaration of payment of any dividend on the common stock, at a rate of 8% per annum of the original issue price on each outstanding share of the Junior Preferred. Such dividends shall not be cumulative and no right to such dividends shall accrue to holders of the Junior Preferred unless declared by the board of directors.

Liquidation Preference: Before any distribution or payment shall be made to the holders of any common stock and any other series of preferred stock, the holders of series E preferred stock shall be entitled to be paid out of the assets of the Company legally available for distribution for each share of series E preferred stock held by them, an amount per share of series E preferred stock equal to the original issue price of the series E preferred stock, plus all accrued or declared and unpaid dividends on the series E preferred stock. If, upon such event, the assets of the Company are insufficient to make payment in full to all holders of series E preferred stock, then such assets, shall be distributed ratably in proportion to the full amounts they would otherwise be respectively entitled.

PENGUIN COMPUTING, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017

NOTE 6 – STOCKHOLDERS’ EQUITY (Continued)

Convertible Preferred Stock (Continued)

Liquidation Preference (Continued): After the distribution or payment to the holders of series E preferred stock described above, and before any distribution or payment shall be made to the holders of any common stock and any other series of preferred stock, the holders of the Junior Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution for each share of Junior Preferred held by them, an amount per share of Junior Preferred equal to the original issue price of such series of Junior Preferred, plus all accrued or declared and unpaid dividends. If, upon such event, the assets of the Company are insufficient to make payment in full to all holders of Junior Preferred, then such assets, shall be distributed ratably in proportion to the full amounts they would otherwise be respectively entitled.

Remaining assets of the Company, if any, are to be distributed to the holders of preferred stock and common stock prorata based on the number of shares of common stock held by each on an as-if converted to common stock basis.

Voting: Each holder of preferred stock has voting rights equal to an equivalent number of shares of common stock into which it is convertible and vote together as one class with the common stock.

Conversion: Each share of preferred stock is convertible, at the option of the holder, into fully paid and nonassessable shares of common stock. Each share of preferred stock automatically converts into common stock upon: (1) the closing of a public offering of common stock with net proceeds exceeding $25 million or (2) upon the approval of the holders of not less than two thirds (2/3’s) of the then-outstanding shares of preferred stock (voting together as a single class and not as separate series, and on an as-converted basis).  The conversion rates are determined by dividing the original issue prices over a conversion price of $1.00.  The conversion rates are subject to adjustments for diluting issues as defined in the articles of incorporation.

Based on the number of shares of preferred stock outstanding, the number of shares of common stock issuable upon conversion was 29,698,344 at December 31, 2017.

PENGUIN COMPUTING, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017

NOTE 6 – STOCKHOLDERS’ EQUITY (Continued)

Warrants

The following table summarizes the warrants outstanding at December 31, 2017:

	Number of Shares	Exercise Price	Expiration
Share Class	Warrants Represent	Per Share	Dates

Preferred Stock Warrants:
Series C-3	20,313	$8.00	May 30, 2018

Series E	82,200	$1.00	March 14, 2018 to February 27, 2020

Common Stock Warrants	707	$0.10	March 30, 2019

Stock-Based Compensation

In May 2009, the Company’s stockholders approved the 2009 Equity Incentive Plan (the “2009 Plan”). The 2009 Plan provides for the grant of the following stock awards: (i) incentive stock options (“ISO”), (ii) non-statutory stock options (“NSO”), (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, and (v) Stock Appreciation Rights. Stock awards other than ISOs may be granted to employees, directors and consultants. A 10% stockholder shall not be granted an ISO unless the exercise price of such option is at least 110% of the fair value of the common stock on the date of the grant and is not exercisable after the expiration of five (5) years from the date of grant. Generally, options have a maximum term of ten (10) years.

Options granted generally vest over a period of four years at a rate of 25% on the one-year anniversary of the option vesting start date and ratably thereafter over the remaining three (3) years.

In the event the option holder ceases to be employed by the Company, all unvested options are forfeited and all vested options are forfeited if not exercised within three (3) months following the termination of the option holder or the period specified in the option agreement which shall not be less than thirty (30) days.

PENGUIN COMPUTING, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017

NOTE 6 – STOCKHOLDERS’ EQUITY (Continued)

Stock-Based Compensation (Continued)

A previous stock incentive plan expired in 2009.  Certain stock options issued pursuant to that plan remain outstanding.

The restricted stock awards, restricted stock unit awards and stock appreciation rights may be granted in consideration for past services or any other form of legal consideration acceptable to the Board. These awards may be granted with an accelerated vesting schedule and are subject to restrictions and repurchase limitations.

A summary of stock option activity and stock options outstanding as of and for the year ended December 31, 2017 is as follows:

	Shares Available for Grant	Number of Outstanding Share Options	Weighted-Average Exercise Price Per Share

Balance at January 1, 2017	211,555	5,218,765	$0.10
Stock Option Grants	(219,500)	219,500	$0.30
Exercised	-	(28,136)	$0.28
Canceled	25,852	(25,852)	$0.30

Balance at December 31, 2017	17,907	5,384,277	$0.11

PENGUIN COMPUTING, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017

NOTE 6 – STOCKHOLDERS’ EQUITY (Continued)

Stock-Based Compensation (Continued)

The following table summarizes outstanding and exercisable stock options at December 31, 2017:

	Outstanding		Vested and Exercisable
Exercise Price	Number of Shares	Weighted-Average Remaining Contractual Life (Years)	Number of Shares

$0.02	2,205,479	4.65	2,205,479
$0.15	1,904,226	6.38	1,713,761
$0.17	1,020,521	7.85	551,040
$0.30	254,051	8.54	43,301

	5,384,277		4,513,581

The Company recognizes compensation expense for all stock options on a straight-line basis over the requisite service period, net of forfeitures.

The fair value of stock-based awards was estimated using the Black-Scholes model with the following weighted-average assumptions for the year ended December 31, 2017:

Risk-free Interest Rates	1.96 – 2.19%
Expected Term	6.25 Years
Expected Volatility	40.00%
Expected Dividends	None

PENGUIN COMPUTING, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017

NOTE 6 – STOCKHOLDERS’ EQUITY (Continued)

Stock-Based Compensation (Continued)

Volatility was determined using the calculated value method. Under this method the volatility of a peer group of public companies was used as an estimate of the Company’s volatility. The expected term of options granted during the year ended December 31, 2017 was estimated by taking the average of the vesting term and the contractual term of the option as provided by the Securities and Exchange Commission Staff Accounting Bulletins No. 107 and 110 (SAB 107 and 110). Based on these assumptions, the average fair value of each option granted in 2017 was approximately $0.127. The total fair value of the stock-based compensation awards granted during the year ended December 31, 2017 was approximately $32,600, after accounting for the impact of estimated forfeitures. Stock-based compensation expense for the year ended December 31, 2017 of $60,102, was based on attributing the fair values determined at the grant date over the service period (the vesting period) on a straight-line basis. Stock-based compensation expense was recorded as operating expense.

At December 31, 2017, there was approximately $77,000 of total unrecognized cost related to outstanding option awards to be recognized over a weighted average period of 2 years.

NOTE 7 – INCOME TAXES

The provision for income taxes consists of taxes due for the current year, plus the net change in deferred tax assets and liabilities.  Deferred taxes arise primarily due to temporary differences between the bases for financial and income tax reporting purposes of property and equipment, inventory, the allowances for doubtful accounts and inventory obsolescence, and certain accrued expenses, and net operating loss carryforwards. Deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. The provision for income taxes consists of the following for the year ended December 31, 2017:

Current:
Federal	$179,413
State	307,713

Deferred:
Federal	(336,000)
State	(56,000)

Total Provision for Income Taxes	$95,126

PENGUIN COMPUTING, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017

NOTE 7 – INCOME TAXES (Continued)

The tax effects of temporary differences that give rise to significant components of the net deferred tax assets before the valuation allowance as of December 31, 2017 are as follows:

Deferred Tax Assets:
Net Operating Loss Carryforwards	$6,649,000
Other	2,926,000

Total Gross Deferred Tax Assets	9,575,000
Deferred Tax Liabilities	(938,000)

Net Deferred Tax Assets before Valuation Allowance	8,637,000
Valuation Allowance	(7,537,000)

Net Deferred Tax Assets	$1,100,000

Management believes that, based on a number of factors, it is more likely than not that the majority of the deferred tax assets will not be utilized and, accordingly, a valuation allowance has been recorded. The Company will continue to assess the realizability of the deferred tax assets based on actual and forecasted operating results. The valuation allowance decreased by $7,884,000 for the year ended December 31, 2017.

The difference between the Company’s effective income tax rate and federal statutory rate for the year ended December 31, 2017 is primarily a function of the utilization of previously unrecognized net operating loss carryforwards and a decrease in the valuation allowance for deferred tax assets, partially offset by state income taxes and minimum taxes.

At December 31, 2017, the Company had approximately $30,000,000 and $5,000,000 of net operating loss (“NOL”) carryforwards for federal and state tax purposes, respectively, available to offset future taxable income. These carryforwards, if not utilized, will expire on various dates through 2035.

The Tax Cuts and Jobs Act of 2017 was signed into law on December 22, 2017.  The law includes significant changes to the U.S. corporate income tax system, including a Federal corporate rate reduction from 35% to 21% effective January 1, 2018. This rate reduction will reduce the potential benefit the Company may realize from their net deferred tax assets before applying the valuation allowance by approximately $5,000,000.

PENGUIN COMPUTING, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017

NOTE 7 – INCOME TAXES (Continued)

Internal Revenue Code Section 382 places a limitation (the “Section 382 Limitation”) on the amount of taxable income that can be offset by NOL carryforwards after a change in ownership control (generally greater than 50% change in ownership) of a loss corporation. California has similar rules. Generally, after a control change, a loss corporation cannot deduct NOL carryforwards in excess of the Section 382 Limitation. Due to these “change in ownership” provisions, the Company’s ability to utilize its NOL carryforwards prior to 2007 is subject to the Section 382 Limitation.

NOTE 8 – COMMITMENTS

The Company leases its corporate office and production facility under an operating lease that requires minimum monthly rental payments ranging from approximately $22,700 to $31,200 plus monthly expenses of $6,300.  This lease expires in May 2020. The Company also leases three office facilities under operating leases that require minimum monthly rental payments ranging from approximately $1,700 to $2,700.  These leases expire in 2020. The Company is also a party to facility leases with month-to-month and quarter-to-quarter terms.

At December 31, 2017, future minimum lease payments under non-cancelable operating leases are as follows:

Year Ending December 31,

2018	$507,499
2019	496,557
2020	205,635

$1,209,691

Rent expense under all operating leases for the year ended December 31, 2017 was $502,249.

PENGUIN COMPUTING, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017

NOTE 9 – EMPLOYEE BENEFIT PLANS

The Company has a defined contribution retirement plan under Section 401(k) of the Internal Revenue Code, which covers substantially all employees. Eligible employees may contribute amounts to the plan, via payroll withholding, subject to certain limitations. During 2017, the Company contributed $125,438, in discretionary matching contributions to the plan.

In 2017, an operational error related to the definition of compensation for purposes of determining employer and employee contributions to the plan was identified.  In September 2017, the Company made corrective contributions, including lost earnings, of $40,904 to the Plan.

NOTE 10 – SUBSEQUENT EVENTS

On January 8, 2018, the Company entered into a credit agreement with a new bank for borrowings and letters of credit up to a commitment amount of $33,000,000. Borrowings bear interest at the London Interbank Offered Rate (“LIBOR”) rate plus applicable margin as defined in the agreement.  The new credit agreement requires the Company to comply with certain financial and reporting covenants. On February 1, 2018, the Company terminated its existing loan and security agreement and paid in full all outstanding borrowings.

On January 11, 2018, the Company entered into an additional operating lease to expand its corporate office and production facility. This new lease requires minimum monthly rental payments ranging from approximately $61,960 to $71,830.  This lease expires in May 2023.

On February 13, 2018, the board of directors authorized the grant of stock options for a total of 36,500 shares of common stock at an exercise price of $0.67 per share.

The Company has evaluated subsequent events through April 6, 2018, the date the consolidated financial statements were available to be issued.

PENGUIN COMPUTING, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

December 31, 2017

NOTE 11 – EVENTS SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITOR’S REPORT (UNAUDITED)

On June 8, 2018, Penguin entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the SMART Global Holdings, Inc. (“SMART”), Glacier Acquisition Sub, Inc., a wholly-owned indirect subsidiary of SMART Global Holdings, Inc. (“Merger Sub”), Penguin Computing, Inc., (“Penguin”) and Fortis Advisors LLC, solely in its capacity as the representative of the holders of the securities of Penguin.  Pursuant to the Merger Agreement, on June 8, 2018, Merger Sub was merged with and into Penguin, with Penguin surviving as a wholly-owned indirect subsidiary of the SMART Global Holdings, Inc. (the “Merger”).

The aggregate consideration payable by SMART for the Merger is up to $85 million, which includes up to $25.0 million of potential cash earn-out payments based on Penguin’s achievement of specified gross profit levels through December 31, 2018, pursuant to the provisions of the Merger Agreement.  SMART paid $60 million at closing (subject to certain adjustments as provided in the Merger Agreement), which included the assumption by SMART of Penguin’s outstanding indebtedness.

At the closing of the Merger, SMART deposited $6.0 million of the purchase price into escrow as security for Penguin’s indemnification obligations during the escrow period of one year. SMART also deposited $2.0 million of the purchase price into escrow as security for customary post-closing adjustments to the purchase price. The Merger Agreement contains customary representations and warranties of Penguin and SMART. The parties have agreed to indemnify each other for certain breaches of representations, warranties and covenants.

On August 7, 2018, the outstanding borrowings under the Company’s existing credit agreement were paid in full and on August 8, 2018, the Company terminated such credit agreement.